                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into, effective as of February 17, 1998 (the "CLOSING DATE"), between and among BONE-DRY ENTERPRISES, INC. , a Georgia corporation (the "BUYER"); QUALITY PLUMBING & SEPTIC, a Georgia general partnership (the "SELLER"); and RONDA R. MCMICHAEL, a Georgia resident ("R. MCMICHAEL"), KEVIN J. SULLIVAN, a Georgia resident ("SULLIVAN") (R. McMichael and Sullivan sometimes collectively referred to herein as the "SELLER PARTNERS" and sometimes individually referred to herein as a "SELLER PARTNER"), and FORNEY L. MCMICHAEL, a Georgia resident ("F. MCMICHAEL") (the Seller Partners and F. McMichael sometimes collectively referred to herein as the "SELLER PARTNER PARTIES" and sometimes individually referred to herein as a "SELLER PARTNER PARTY") (the Buyer, the Seller and the Seller Partner Parties are sometimes referred to collectively herein as the "PARTIES" and sometimes referred to individually herein as a "PARTY").

         WHEREAS, the Seller owns certain contract rights, customer accounts, trucks, containers and other assets and is engaged in the non-hazardous liquid waste collection and disposal business in the Lithia Springs, Georgia area, including, but not limited to, under the names "Quality Plumbing & Septic" and "Stan's Cans" (the "BUSINESS"); and

         WHEREAS, this Agreement contemplates a transaction in which the Buyer will purchase all of the assets of the Seller used in the Business and assume certain of the liabilities of the Seller in return for cash and the SanTi Stock.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, the Parties agree as follows.

                           ARTICLE 1. KEY DEFINITIONS

         "ACCOUNTS" means (i) all customer accounts, names, lists, purchase orders, service agreements and contracts (including implied or quantum meruit contractual rights) or other rights of the Seller to provide liquid waste services to customers of the Seller, and all rights to and in connection with any activities commonly associated with such services, customer service agreements, and contract rights (including implied or quantum meruit contractual rights) with customers, and (ii) all files, correspondence, records (including billing and service records for the preceding twelve (12) months) and related proprietary information and material and other intellectual property which is necessary, helpful or related to providing such services described above; excluding, however, (x) all customer accounts, rights or contracts which deal in hazardous chemical toxic or low-level radioactive waste or any Hazardous Materials which the Buyer determines it does not wish to purchase, and (y) all small business set aside contracts which the Buyer determines it does not wish to purchase. All of the customer accounts, contracts and other rights which are not being purchased, including those accounts described in items (x) and (y) of this definition, shall be set forth on Schedule 1 and are hereinafter referred to collectively as the "EXCLUDED ACCOUNTS".

         "ACQUIRED ASSETS" means all right, title and interest in and to all of the assets of the Seller used or useful in the Business, and shall include, but not be limited to, all of the Seller's: (a) Accounts, (b) real property, leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets), (c) tangible personal property (such as repair parts, machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tankers, tools, pumps, stabilizers, jigs, and dies), (d) intellectual property (including, but not limited to, the names "Quality Plumbing & Septic" and "Stan's Cans"), goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights




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thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (e) leases, subleases, and rights thereunder, (f) agreements (such as equipment rental agreements and service agreements), contracts, customer agreements, disposal agreements, service agreements, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder, (g) notes receivable and other receivables, other than accounts receivable, (h) securities, (i) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes), (j) franchises, approvals, permits (including but not limited to disposal permits), licenses (including but not limited to radio transmitter licenses), orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, servicemarks, trademarks, logos, (k) telephone numbers, yellow page advertising, books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings and specifications, creative materials, advertising and promotional materials, operational, billing and payable information, studies, reports, and other printed or written materials, computer hardware and software, and (l) rights in and with respect to the assets associated with its Employee Benefit Plans; provided, however, that the Acquired Assets shall not include those assets of the Seller set forth on Schedule 2 (collectively the "EXCLUDED ASSETS").

         "EMPLOYEE BENEFIT PLAN" means any (i) nonqualified deferred compensation or retirement plan or arrangement, (ii) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (iii) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (iv) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

         "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, each as amended and as now or hereafter in effect.

         "HAZARDOUS MATERIALS" means any substance that has been designated by any governmental authority whose requirements are applicable to the Seller to be radioactive, toxic, hazardous, or otherwise pose potential danger to health or the environment, including, but not limited to, volatile organic compounds and all substances listed pursuant to the federal Comprehensive Environmental Response, Compensation and Liability Act, the federal Resource Conservation Recovery Act, the federal Clean Air Act, the federal Water Pollution Control Act, the Toxic Substance Control Act and the Occupational Safety and Health Act, as such acts are amended to the Closing Date, and the regulations and publications promulgated to the Closing Date pursuant to said acts, and "extremely hazardous substances" (as said term is defined in ss.302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended).

         "KNOWLEDGE" means actual knowledge after reasonable investigation and includes constructive knowledge.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

         "LITIGATION" means any legal action, administrative or other proceeding, arbitration, cause of action, claim, complaint, criminal prosecution, inquiry, hearing, investigation (governmental or otherwise), or notice (written or oral) by any Person alleging potential liability or requesting information relating to or affecting the Seller, the Business, the Acquired Assets or the transactions contemplated by this Agreement.


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         "LOSSES" means any and all direct or indirect demands, claims, payments, obligations, recoveries, deficiencies, fines, penalties, interests, assessments, actions, causes of action, suits, losses, diminution in the value of any of the Acquired Assets, compensatory, punitive, exemplary or consequential damages (including, without limitation, lost income and profits and interruptions of business), Liabilities, costs, expenses (including, without limitation, (i) interest, penalties and reasonable attorneys' fees and expenses,
(ii) attorneys' fees and expenses necessary to enforce rights to indemnification hereunder, and (iii) consultant's fees and other costs of defense or investigation); and interest on any amount payable to a third party as a result of the foregoing, whether accrued, absolute, contingent, known, unknown or otherwise.

         "MONTHLY GROSS REVENUES" means the monthly gross revenues received by the Seller on all the Accounts which are fulfilled by the Seller for the provision of nonhazardous liquid waste management services. The term Monthly Gross Revenues shall not include (i) any revenues received by the Seller with respect to extraordinary sales which may take place or which may be included in the Accounts, (ii) any revenues received by the Seller for services not actually rendered, or (iii) any revenues received by the Seller on Excluded Accounts.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (i) mechanic's, materialmen's, and similar liens, (ii) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings,
(iii) purchase money liens and liens securing rental payments under capital lease arrangements, and (iv) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, documentary, occupation, premium, windfall profits, environmental (including taxes under ss.59A of the Internal Revenue Code of 1986, as amended (the "CODE")), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                          ARTICLE 2. BASIC TRANSACTIONS

         2.1 PURCHASE AND SALE OF ASSETS. On and subject to the terms and conditions of this Agreement, and effective as of 11:59 pm on the Closing Date, the Buyer hereby purchases from the Seller, and the Seller hereby sells, transfers, conveys, and delivers to the Buyer, all of the Acquired Assets, for the consideration specified below in this Article 2, free and clear of any and all Security Interests.


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         2.2 ASSUMPTION OF LIABILITIES. On and subject to the terms and conditions of this Agreement, and effective as of the Closing, the Buyer hereby assumes and becomes responsible for those, and only those, liabilities of the Seller specifically set forth on Schedule 3 (collectively the "Assumed Liabilities"). Except for the Assumed Liabilities, nothing in this Agreement or any other document entered into on or about the Closing Date shall in any way obligate the Buyer for any Liabilities, obligations or charges of the Seller, or any of the Seller Partner Parties (including, without limitation, any Liabilities attributable to Environmental, Health and Safety Requirements, or Liabilities or charges for Taxes or recording fees arising out of the sale or transfer of the Acquired Assets), all of which shall remain those of the Seller and/or the Seller Partner Parties, as the case may be, exclusively.

         2.3 PURCHASE PRICE. The Buyer agrees to pay, issue and deliver to the Seller the following (collectively, the "PURCHASE PRICE"): (i) cash in the amount of $2,250,000, payable by wire transfer or delivery of other immediately available funds, (ii) 10,000 shares (the "SANTI STOCK") of the common stock of SanTi Group, Inc., a Delaware corporation ("SANTI"), and (iii) documentation effecting the assumption of the Assumed Liabilities. The Buyer is contemporaneously at the Closing tendering to the Seller (i) $2,000,000 of the cash portion of the Purchase Price, less the sum of the amount(s) set forth on
Schedule 4 which is required to be paid to the third parties set forth on
Schedule 4 at the Closing in order to remove those Security Interests set forth on Schedule 4 which encumber certain of the Acquired Assets immediately prior to the Closing, and (ii) documentation effecting the assumption of the Assumed Liabilities. The Seller acknowledges and agrees that the Buyer is retaining the balance of the cash portion of the Purchase Price and all of the SanTi Stock to hold as security to offset against any Losses asserted against, imposted upon or incurred by the Buyer arising out of any of the matters listed in items (i) through (v) of Section 5.2 hereof, and the Buyer shall deliver the remaining balance of said security to the Seller on that date which is one hundred twenty
(120) days after the Closing Date.

         2.4 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") is contemporaneously taking place at the offices of Chorey, Taylor & Feil, A Professional Corporation, Suite 1700, The Lenox Building, 3399 Peachtree Road, N.E., Atlanta, Georgia 30326, commencing at 9:00 a.m. local time on the Closing Date.

         2.5 ALLOCATION. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) consistent with the Code and in accordance with the allocation schedule prepared by the Buyer; provided, however, that the portion of the Purchase Price consisting of SanTi Stock shall be allocated based on a valuation of the SanTi Stock at the time of the Closing, said valuation to be undertaken by an appraiser commissioned by the Buyer.

         2.6 USE OF NAME. Following the Closing Date, the Seller shall not use or give permission to any other Party to use the name "Quality Plumbing & Septic" or "Stan's Cans."

         2.7 CONFIDENTIALITY. The Seller and each Seller Partner Party agree that for a period of three (3) years after the Closing Date, none of them shall at any time divulge the existence and terms of the negotiations resulting in this Agreement, the terms and conditions of this Agreement and the financing arrangements of the Buyer and its "AFFILIATES" (as said term is defined in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended), except as required by applicable federal, state or local statutes.

         2.8 TELEPHONE REFERRALS. From and after the Closing Date, the Seller shall refer, and cause its agents to refer, all telephone calls to it or them for liquid waste collection and disposal to the Buyer.


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                    ARTICLE 3. REPRESENTATIONS AND WARRANTIES
                  OF THE SELLER AND THE SELLER PARTNER PARTIES

         The Seller and each of the Seller Partner Parties jointly and severally represent and warrant to the Buyer that the statements contained in this Article 3 are correct and complete as of the Closing Date, except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule will be arranged in sections corresponding to the lettered and numbered sections contained in this
Article 3.

         3.1 ORGANIZATION OF THE SELLER AND CERTAIN SELLER PARTNER PARTIES. The Seller is a partnership duly organized, validly existing, and in good standing under the laws of Georgia. The Seller is duly authorized to conduct business and the Business, and is in good standing, under the laws of each jurisdiction where such qualification is required. If any Seller Partner Party is an entity, such Seller Partner Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or other formation and organization.

         3.2 AUTHORIZATIONS. The Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the Seller Partners have duly authorized the execution, delivery, and performance of this Agreement by the Seller. Each of the Seller Partner Parties has full power and authority (including, if any Seller Partner Party is a corporation or other entity, full corporate or other entity power and authority) to execute and deliver this Agreement and to perform such Seller Partner Parties' obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller and each Seller Partner Party, enforceable in accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, or by the exercise of judicial discretion in accordance with general equitable principles.

         3.3 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement by the Seller and the Seller Partner Parties, nor the consummation by the Seller and the Seller Partner Parties of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, stipulation, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller or any Seller Partner Party is subject (or, if any Seller Partner Party is a corporation or other entity, any provision of its charter or bylaws or other governing documents) or any provision of the governing documents of the Seller, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, permit, instrument, or other arrangement to which the Seller or any Seller Partner Party is a party or by which the Seller or any Seller Partner Party is bound or to which any assets of the Seller or any Seller Partner Party is subject (or result in the imposition of any Security Interest upon any assets of the Seller or any Seller Partner Party). The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         3.4 SELLER EQUITY; BROKERS' FEES. Each Seller Partner holds of record the outstanding equity held in the Seller set forth next to such Seller Partner's name in Section 3.4 of the Disclosure Schedule. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.


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         3.5 TITLE TO ASSETS. The Seller has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the balance sheet contained within the Most Recent Financial Statements (the "MOST RECENT BALANCE SHEET") or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, the Seller has good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer.

         3.6 [THIS SECTION INTENTIONALLY LEFT BLANK]

         3.7 FINANCIAL STATEMENTS. Attached hereto as Exhibit A are the following financial statements (collectively, the "FINANCIAL STATEMENTS"): (i) audited consolidated and unaudited consolidating balance sheets and statements of income, changes in partners' equity, and cash flow as of and for the fiscal years ended December 31, 1996 and December 31, 1997 (the "MOST RECENT FISCAL YEAR END") for the Seller; and (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in partners' equity, and cash flow (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the one (1) month period ended January 31, 1998 (the "MOST RECENT FISCAL MONTH END") for the Seller. The Financial Statements (including the notes thereto) have been prepared in accordance with United States generally accepted accounting principles as in effect from time to time ("GAAP") applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods, are correct and complete, and are consistent with the books and records of the Seller (which books and records are correct and complete). The net book value of the Acquired Assets calculated in accordance with GAAP is not less than $650,000.00.

         3.8 EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since the Most Recent Fiscal Year End, there has not been any adverse change in the Business or the business, financial condition, operations, results of operations, or future prospects of the Seller. Without limiting the generality of the foregoing, since that date: (i) the Seller has not sold, leased, transferred, pledged or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business; (ii) the Seller has not entered into (or issued), accelerated, terminated, modified, or canceled any agreement, contract, lease, note, bond, debt security or license either involving more than $5,000 or outside the Ordinary Course of Business; (iii) the Seller has not made any capital expenditure (or series of related capital expenditures) either involving more than $5,000 or outside the Ordinary Course of Business; (iv) the Seller has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business; (v) the Seller has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $5,000 or outside the Ordinary Course of Business; (vi) the Seller has not issued, sold, disposed of or granted any rights to purchase any of its equity, or declared, set aside, or paid any dividend or made any distribution with respect to its equity (whether in cash or in kind), or redeemed, purchased, or otherwise acquired any of its equity; (vii) the Seller has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property; (viii) the Seller has not made any loan to, or entered into any other transaction with, any of its partners, officers, or employees outside the Ordinary Course of Business; (ix) the Seller has not
(a) entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement; (b) granted any increase in the base compensation of any of its partners, officers, or employees (or made any other change in employment terms for such persons) outside the Ordinary Course of Business; or (c) adopted, amended, modified, or terminated any Employee Benefit Plan; (x) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Seller; and
(xi) the Seller has not committed to any of the foregoing.


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         3.9  UNDISCLOSED LIABILITIES. The Seller has no Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii)
Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         3.10 LEGAL COMPLIANCE. Each of the Seller and its predecessors and Affiliates has complied with all applicable laws (including rules, statutes, regulations, codes, permits, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. None of the Seller Partner Parties and the officers and management employees of the Seller has any Knowledge of any basis (existing prior to the Closing) which could result in (i) any failure of the Buyer (based upon its acquisition of the Business) to comply after the Closing with any and all applicable laws (including rules, statutes, regulations, codes, permits, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), or any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice being filed or commenced after the Closing against the Buyer or any of its Affiliates alleging any failure to so comply.

         3.11 TAX MATTERS. The Seller has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Seller (whether or not shown on any Tax Return) have been paid. There is no dispute or claim concerning any Tax Liability of the Seller either (i) claimed or raised by any authority in writing or (ii) as to which any of the Seller Partner Parties and the officers (and employees responsible for Tax matters) of the Seller has Knowledge based upon personal contact with any agent of such authority. Section 3.11 of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Seller for taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Seller since December 31, 1996. The unpaid Taxes of the Seller (i) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller in filing its Tax Returns.

         3.12 REAL PROPERTY.

              (i)  The Seller owns no real property.

              (ii) Section 3.12(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to or not owned but otherwise used by the Seller. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) required to be listed in Section 3.12(ii) of the Disclosure Schedule. With respect to each lease and sublease required to be listed in Section 3.12(ii) of the Disclosure
Schedule: (A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect; (B) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or


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



acceleration thereunder; (D) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease and no party to the lease or sublease has repudiated any provision thereof; (E) with respect to each sublease, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying lease; (F) the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; (G) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; (H) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; (I) no Hazardous Material is present in, on or under such real property at any time prior to the Closing Date, including any land and the improvements, ground water and surface water thereof, except in accordance with applicable laws and regulations; and (J) there are and have been no storage tanks located on or under such property. With respect to each such property used by but not owned by, leased to or subleased to the Seller, Section 3.12(ii) of the Disclosure Schedule states the nature and terms of the relationship pursuant to which such property is used.

         3.13 TANGIBLE ASSETS. The Seller owns or leases all buildings, machinery, equipment, other tangible assets, permits, licenses and agreements necessary for the conduct of the Business as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), is suitable and valid for the purposes for which it presently is used and presently is proposed to be used, and is sufficient to use in the Business as conducted by the Seller during the twelve (12) months immediately preceding the Closing and to be conducted by the Buyer during the twelve (12) months subsequent to the Closing. None of the Seller Partner Parties and the officers and management employees of the Seller has any Knowledge that there are any defects in the Acquired Assets which affect the plumbing, electrical, sewer, ventilating or air conditioning systems thereof.

         3.14 CONTRACTS. Section 3.14 of the Disclosure Schedule lists all contracts and other agreements to which the Seller is a party, and for each waste disposal contract or agreement, the termination or expiration date thereof, and for each vendor service contract or agreement, the termination or expiration date thereof and the consideration or other amounts to be paid by the Seller thereunder. The Seller has delivered to the Buyer a correct and complete copy of each written agreement (as amended to date) required to be listed in
Section 3.14 of the Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement required to be referred to in
Section 3.14 of the Disclosure Schedule. With respect to each agreement required to be listed or referred to in Section 3.14 of the Disclosure Schedule: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect;
(ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party thereto is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no party thereto has repudiated any provision of the agreement. Each of the Seller's agreements which is a waste disposal agreement has a term which will not expire until at least one (1) year after the Closing.

         3.15 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed by or on behalf of the Seller.

         3.16 INSURANCE. Section 3.16 of the Disclosure Schedule includes certificates of insurance with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 3 years. With respect to each insurance policy for which a certificate of insurance is required to be included in Section 3.16 of the

Disclosure Schedule: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither the Seller nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof. The Seller has been covered during the past 3 years by insurance in scope and amount customary and reasonable for the Business and the other businesses in which it has engaged during the aforementioned period. Section 3.16 of the Disclosure Schedule describes any self-insurance arrangements affecting the Seller, as well as any pending claims with respect to insurance coverage owned by the Seller, including amounts held in reserve by the Seller in connection with any such claim.

         3.17 LITIGATION. Section 3.17 of the Disclosure Schedule sets forth each instance in which the Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations required to be set forth in Section 3.17 of the Disclosure Schedule could result in any "material" (as defined in this Section 3.17) adverse change in the Business, the other business, financial condition, operations, results of operations, or future prospects of the Seller. None of the Seller Partner Parties and the officers (and employees with responsibility for litigation matters) of the Seller has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Seller. For purposes of this Section 3.17, "material" shall mean any Liability or Loss in excess of $2,500 per occurrence or in excess of $10,000 in the aggregate.

         3.18 SERVICE WARRANTY AND LIABILITY. Each service provided or delivered by the Seller has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Seller has no Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any Liability) (i) for damages in connection therewith, subject only to the reserve for service warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller, or (ii) arising out of any injury to individuals or property as a result of the use of any service provided or delivered by the Seller. No service provided or delivered by the Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale.
Section 3.18 of the Disclosure Schedule includes copies of the standard terms and conditions of sale for the Seller (containing applicable guaranty, warranty, and indemnity provisions).

         3.19 [THIS SECTION INTENTIONALLY LEFT BLANK]

         3.20 EMPLOYEES AND INDEPENDENT CONTRACTORS. Section 3.20 of the Disclosure Schedule contains a complete list of all employees and independent contractors of the Seller engaged in the conduct of the Business, and for each employee or independent contractor required to be listed on Section 3.20 of the Disclosure Schedule, their address, social security number, current annual base salary or hourly rate and years of employment or engagement with the Seller. None of the Seller Partner Parties and the officers and management employees of the Seller has any Knowledge that any executive, key employee, group of employees, key independent contractor or group of independent contractors has any plans to terminate employment or engagement with the Seller or with the Buyer if the Buyer has made known to the Seller its intention to employ or engage such person, persons, entity or entities, except that each of Stan Key and Linda Sutphin have expressed an interest to work with F. McMichael in another business of F. McMichael's, provided that neither Stan Key nor Linda Sutphin would do so until at least 90 days after the Closing. The Seller is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Seller has committed no unfair labor practice or taken an action which would give rise to a claim under any federal or state law restricting discrimination in employment. None of the Seller Partner Parties and the officers (and employees with responsibility for employment matters) of the Seller has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Seller.

         3.21 EMPLOYEE BENEFITS. Section 3.21 of the Disclosure Schedule lists each Employee Benefit Plan that the Seller maintains or to which the Seller contributes or has any obligation to contribute. Each Employee Benefit Plan (and each related trust, insurance contract, or fund) required to be listed on
Section 3.21 of the Disclosure Schedule complies in form and in operation in all respects with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws.

         3.22 GUARANTIES. The Seller is not a guarantor or otherwise liable or responsible for any Liability or obligation (including indebtedness) of any other Person.

         3.23 ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

              (i) The Seller, and its predecessors and Affiliates have complied with all Environmental, Health, and Safety Requirements, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply;

              (ii) The Seller has no Liability (and none of its predecessors and Affiliates have handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller, giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health and Safety Requirements, except in compliance with all applicable Environmental, Health and Safety Requirements;

              (iii) All properties and equipment used in the Seller's Business, and its predecessors' and Affiliates' businesses, have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1, 2-trans- dichloroethylene, dioxins, dibenzofurans, and all Hazardous Materials;

              (iv) The Seller has not transported, stored, treated or disposed, nor has it allowed or arranged for any third person to transport, store, treat or dispose of, waste to or at any location other than a site lawfully permitted to receive such waste for such purposes. The Seller has not transported, stored, treated or disposed of, nor has it allowed or arranged for any third person to transport, store, treat or dispose of, (A) any Hazardous Materials, or (B) any other waste to or at any location designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as from time to time amended, or any similar federal or state statute assigning responsibility for the cost of investigating or remediating releases of contaminants into the environment;

              (v) Section 3.23(v) of the Disclosure Schedule is a complete and accurate list of (A) locations (identified by name, address, owner/operator, type of facility and type of waste) to which the Seller has ever transported, or ever caused to be transported, allowed or arranged for any third party to transport, any type of waste material, generated by the Seller, or customers of the Seller, for storage (other than at a customer's facility), treatment, burning, recycling or disposal, and (B) storage (other than at a customer's facility), treatment, burning, recycling or disposal activities which the Seller has undertaken, at any time, at locations then or presently owned or occupied by the Seller (such list to include property address, nature of the Seller's interest in property, nature of the activity conducted at such location, type and form or waste, estimated volume of waste disposal on or in ground, and period of time the activity was conducted);

              (vi) The Seller has received no notification (including requests for information directed to the Seller or any Seller Partner Party) from any governmental agency or any other person asserting that the Seller is or may be a "potentially responsible person" or otherwise liable with respect to a remediation or the payment of response costs at a waste storage treatment or disposal action facility, pursuant to the provisions of the Comprehensive Environmental Response, Compensation and Liability Act, as from time to time amended, or any similar federal or state statute assigning responsibility for the costs of investigating or remediating releases of contaminants into the environment.

         3.24 CERTAIN BUSINESS RELATIONSHIPS WITH THE SELLER AND ITS AFFILIATES. None of the Seller Partner Parties nor any of their respective Affiliates has been involved in any business arrangement or relationship with the Seller within the past 12 months other than in their capacity as general partners of the Seller, and none of the Seller Partner Parties nor any of their respective Affiliates owns or leases any asset, tangible or intangible, which is used in the Business of the Seller. Neither the Seller nor any Seller Partner Party owns or has any interest in a Person (other than the Seller) conducting a liquid waste management business.

         3.25 INVESTMENT. The Seller and each of the Seller Partner Parties (i) understands that the SanTi Stock has not been, and will not be, registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) understands that the Seller is acquiring the SanTi Stock solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and SanTi and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the SanTi Stock, (v) is able to bear the economic risk and lack of liquidity inherent in holding the SanTi Stock, and (vi) is an "ACCREDITED INVESTOR" (as said term is defined in Regulation D promulgated under the Securities Act) for the reasons set forth in Section 3.25 of the Disclosure Schedule.

         3.26 OWNERSHIP AND ASSIGNABILITY OF ACCOUNTS. The Seller is the lawful owner of all of the Accounts, and all such Accounts are free and clear of all claims, liens, mortgages, pledges, encumbrances and security interests of every kind, including, but not limited to financing arrangements (including receivables financing). There are no outstanding rights of any kind to acquire from either the Seller or the Seller Partner Parties, either separately or jointly, any interest whatsoever, whether current or future, in the Accounts, held by any Person other than Buyer. Except for those Accounts expressly set forth in Section 3.26 of the Disclosure Schedule, all Accounts are freely assignable by the Seller, and such assignment, transfer and delivery thereof to the Buyer of all of the Accounts will not constitute or result in a breach, violation or default of any agreements relating to such Accounts, and such agreements and Accounts shall remain in full force and effect as if there had been no assignment, transfer or delivery.

         3.27 REVENUE AND MAJOR ACCOUNTS. The average Monthly Gross Revenue of the Seller for the Accounts for the calendar months of January through November, 1997 derived solely from servicing the Accounts is $158,000.00. Section 3.27 of the Disclosure Schedule contains a listing of all of the Accounts, and the Gross Monthly Revenues of such Accounts for the calendar months of January through November,

1997. Unless otherwise noted on Section 3.27 of the Disclosure Schedule, all of such Accounts remain currently active, there has not been a decline in the aggregate monthly billing level of such Accounts over the 12 calendar month period immediately preceding the Closing Date, all such Accounts are paid currently, and during the 12 calendar month period immediately preceding the Closing Date, the Seller has not lost any customer that generated more than ten percent (10%) of the Seller's gross revenues in any of the Seller's past fiscal periods. The Seller and the Seller Partner Parties further represent and warrant that during the 90 day period immediately following the Closing, the average monthly gross revenues received by the Buyer for the Accounts shall not be less than $150,000.00, provided that the Buyer does not materially reduce the aggregate amount of time that the Business is operated (in terms of number of days a week and number of hours a day that the Business is operated) during such 90 day period. To the extent that the average monthly gross revenues during such 90 day period received by the Buyer for the Accounts are less than $150,000.00, the Parties agree that the Buyer shall be deemed to have suffered a Loss in an amount equal to the product of (i) the amount by which $150,000 exceeds the average monthly gross revenues during such 90 day period received by the Buyer for the Accounts, and (ii) the factor 14.87, and that the Buyer shall be entitled to indemnity from the Seller in the amount of such Loss or to offset the amount of said Loss against the portion of the Purchase Price withheld by the Buyer pursuant to Section 2.3 hereof.

         3.28 [THIS SECTION INTENTIONALLY LEFT BLANK]

         3.29 POSSESSION OF FRANCHISES, LICENSES, ETC. The Seller possesses, free from any burdensome restriction, all franchises, certificates, licenses, permits, clearances, consents and other authorizations from governmental political subdivisions or regulatory authorities that are necessary for (i) the continued ownership, maintenance and operation of the Business and the other businesses conducted by the Seller, as currently being operated and conducted,
(ii) the continued operation, use and ownership of the Acquired Assets, as currently being operated and used, and (iii) the servicing of the Accounts, as currently being serviced (collectively the "PERMITS"). Section 3.29 of the Disclosure Schedule sets forth all of the Permits and for each Permit, accurately describes the expiration and/or renewal date thereof. The Seller is not in any way whatsoever in violation of any of the Permits and has complied with all applicable covenants and conditions of each of the Permits. There is no action, proceeding, permit revocation, permit amendment, writ, injunction, claim or investigation pending or threatened, concerning or relating to any of the Permits or the Hazardous Materials activities of the Seller, including, but not limited to, the treatment, storage or disposal of Hazardous Materials or liquid or solid waste materials which have been handled by the Seller or its predecessors or Affiliates.

         3.30 THIRD PARTY RELATIONSHIPS. None of the Seller Partner Parties and the officers and management employees of the Seller has any Knowledge that the Seller does not enjoy good working relationships in accordance with past practices with all suppliers, subcontractors, governmental regulators and other Persons necessary or appropriate for the normal operation of the Business. None of the Seller Partner Parties and the officers and management employees of the Seller has any Knowledge that the consummation of the subject transaction will result in any injury to or disruption of such relationships, or that the Buyer will incur any costs or expenses in order to continue such relationships as they had been maintained previous to the Closing.

         3.31 ACQUISITION QUESTIONNAIRE. All statements and representations contained in that certain February 17, 1998 Acquisition Questionnaire (by reference made an integral part hereof) initialed by the Seller Partner Parties and tendered by the Seller to the Buyer is true and correct in all material respects.

         3.32 DISCLOSURE. The representations and warranties contained in this
Article 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 3 not misleading.

             ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Seller that the statements contained in this Article 4 are correct and complete as of the Closing Date, except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in sections corresponding to the lettered and numbered sections contained in this Article 4.

         4.1 ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         4.2 AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, or by the exercise of judicial discretion in accordance with general equitable principles.

         4.3 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, permit, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         4.4 BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

ARTICLE 5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, agreements, covenants and obligations made or undertaken by the Seller and each Seller Partner Party in this Agreement are, whether specified as such or not, the joint and several representations, warranties, agreements, covenants and obligations of all of the Seller and the Seller Partner Parties, unless otherwise specifically indicated to the contrary herein with respect to a particular representation, warranty, agreement, covenant or obligation; are material, have been relied upon by the Buyer, shall survive the Closing hereunder, and shall not merge in the performance of any obligation by any Party; and, as to the representations and warranties, shall terminate or expire on the fifth (5th) anniversary of the Closing Date, provided that such representations and warranties shall not terminate or expire, but shall continue, during the pendency of any suit, action, claim or other proceeding brought in respect of such representations and warranties prior to the termination or expiration of such five (5) year period. Notwithstanding the above, all representations and warranties made by the Seller and each Seller Partner Party in this Agreement that in any manner relate to (i) Tax matters,
(ii) environmental matters, and (iii) title matters, or as to the terms and performance of this Agreement (collectively, the "SPECIAL MATTERS"), or any of the foregoing, shall terminate or expire only upon the termination or expiration of all applicable statutes of limitation. All representations, warranties, agreements, covenants and obligations made or undertaken by the Buyer in this Agreement shall survive the Closing hereunder, and shall not merge in the performance of any obligation by any Party; and, as to the representations and warranties, shall terminate or expire on the fifth (5th) anniversary of the Closing Date, provided that such representations and warranties shall not terminate or expire, but shall continue, during the pendency of any suit, action, claim or other proceeding brought in respect of such representations and warranties prior to the termination or expiration of such five (5) year period.

         5.2 OBLIGATION OF THE SELLER AND THE SELLER PARTNER PARTIES TO INDEMNIFY. Subject to the limitations contained in this Article 5, the Seller and the Seller Partner Parties, jointly and severally, shall defend, indemnify and hold the Buyer and its shareholders, officers, directors, employees, counsel, agents, Affiliates and assigns (collectively, the "BUYER INDEMNITEES") harmless from and against any and all Losses asserted against, imposed upon or incurred by the Buyer Indemnitees, or any of them, by reason of or resulting from, arising out of, based upon or otherwise in respect of:

              (i) any inaccuracy in any representation or warranty made by the Seller or any Seller Partner Party pursuant to this Agreement or the Disclosure Schedule;

              (ii) any breach of any covenant or agreement made or to be performed by the Seller or any Seller Partner Party pursuant to this Agreement;

              (iii) any Liability or Loss resulting from, arising out of, based upon or otherwise in respect of any violation or alleged violation of any Environmental, Health and Safety Requirements the Acquired Assets, or the presence of any Hazardous Materials on the Acquired Assets, that occurred at any time prior to Closing;

              (iv) the Parties' failure to comply with any of the bulk sales laws and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement, and any action brought or levy made as a result thereof; and/or

              (v) any Liability or obligation of the Seller or any of the Seller Partner Parties, or in any manner related to the Business, the Acquired Assets or the Excluded Assets, other than the Assumed Liabilities.

         5.3 OBLIGATION OF THE BUYER TO INDEMNIFY. Subject to the limitations contained in this Article 5, the Buyer shall defend, indemnify and hold the Seller and its officers, directors, partners, employees, counsel, agents, Affiliates and assigns (collectively, the "SELLER INDEMNITEES") harmless from and against any and all Losses asserted against, imposed upon or incurred by the Seller Indemnitees, or any of them, by reason of or resulting from, arising out of, based upon or otherwise in respect of:

              (i) any inaccuracy in any representation or warranty made by the Buyer pursuant to this Agreement or the Disclosure Schedule;

              (ii) any breach of any covenant or agreement made or to be performed by the Buyer pursuant this Agreement; and/or

              (iii) any Assumed Liability.

         5.4  MATTERS INVOLVING THIRD PARTIES.

              5.4.1 If any third party shall notify any Person that is entitled to seek indemnification pursuant to Sections 5.2 or 5.3 hereof (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other Person (the

"INDEMNIFYING PARTY") under this Article 5, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  5.4.2 The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against all Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  5.4.3 So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 5.4.2 above, (i) the Indemnified Party may retain separate co-counsel at its cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  5.4.4 In the event any of the conditions in Section 5.4.2 above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any and all Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Article 5.

         5.5 INDEMNIFICATION PAYMENTS. An Indemnifying Party shall pay to the Indemnified Party the full amount of any and all Losses (other than Losses resulting from a Third Party Claim) for which it is required to indemnify the Indemnified Party under this Article 5 within ten (10) days after its receipt of notice thereof from the Indemnified Party, and the full amount of any and all Losses resulting from a Third Party Claim within ten (10) days after final settlement or adjudication thereof; and in each case, thereafter the amount of any such Loss shall bear interest at the rate of interest publicly announced in Atlanta, Georgia from time to time by NationsBank of Georgia, N.A. as its prime rate, plus two percent (2%) per annum. After complying with the provisions of
Section 5.4 hereof with respect to any Loss that results from a Third Party Claim (if applicable), the Buyer shall be entitled to offset from any payments due the Seller or any of the Seller Partner Parties as part of the Purchase Price or otherwise (including but not limited to the SanTi Stock), the full amount of any and all Losses (whether or not resulting from a Third Party Claim) for which the Seller or any Seller Partner Party is required to indemnify any Buyer Indemnitee pursuant to Section 5.2 hereof, and the Buyer shall not be liable for any amounts so offset.

         5.6 OTHER RIGHTS AND REMEDIES NOT AFFECTED. The indemnification rights of the Parties and other Persons under this Article 5 are independent of and in addition to such other rights and remedies that the Parties and such other Persons may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any Party hereto, including, without limitation, the right to offset, seek specific performance, rescission or restitution, none of which rights or remedies shall be adversely affected or diminished hereby.

                            ARTICLE 6. MISCELLANEOUS

         6.1 COMPLIANCE WITH BULK SALES LAWS. The Parties hereby waive compliance by the Buyer and the Seller with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

         6.2 TAXES. The Seller shall pay all federal, state and local income, sales, use, other transfer, documentary, stamp and other taxes, if any, due as a result of the purchase, sale or transfer of the Acquired Assets in accordance herewith, whether such Taxes are imposed by law on the Seller or the Buyer.

         6.3 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be (i) delivered by hand, (ii) mailed by United States registered or certified mail, return receipt requested, first class postage prepaid and properly addressed, or (iii) sent by national overnight courier service to the Parties or their permitted assignees at the addresses set forth opposite the Parties' signatures hereto. All notices, requests, instructions or documents given to any Party in accordance with this Section 6.3 shall be deemed to have been given (i) on the date of receipt if delivered by hand or overnight courier service, or (ii) on the date five (5) business days after depositing with the United States Postal Service if mailed by United States registered or certified mail, return receipt requested, first class postage prepaid and properly addressed. Any Party may change its address specified for notices herein by designating a new address by notice in accordance with this Section 6.3.

         6.4 ENTIRE AGREEMENT. All Exhibits and Schedules (including the Disclosure Schedule) referred to herein are intended to be, and hereby are, specifically incorporated into and made a part of this Agreement. This Agreement constitutes the entire agreement among the Parties relating to the subject matter hereof and supersedes all prior and contemporaneous negotiations, writings and agreements relating to the subject matter of this Agreement.

         6.5 MODIFICATIONS, AMENDMENTS AND WAIVERS. The Parties may, by mutual written agreement and in no other manner, modify or amend the terms of this Agreement. The failure or delay of any Party at any time or times to require the performance of any provision of this Agreement shall in no manner affect its right to enforce that provision. No single or partial waiver by any Party of any condition of this Agreement, or the breach of any term, agreement or covenant of, or the inaccuracy of any representation or warranty in, this Agreement, whether by conduct or otherwise, in any one or more instances shall be construed or deemed to be a further or continuing waiver of any such condition, breach or inaccuracy or a waiver of any other condition, breach or inaccuracy.

         6.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties, and their respective successors and permitted assigns. This Agreement may not be assigned by any Party without the prior written consent of the other Parties, except that the Buyer may assign this Agreement and its rights and obligations hereunder to one or more of its Affiliates, or to any of its lenders as collateral security.

         6.7 GOVERNING LAW. This Agreement has been negotiated and executed in the State of Georgia, will be substantially performed in the State of Georgia, and shall be controlled, construed and enforced in accordance with the substantive laws of the State of Georgia, without regard to any laws related to choice or conflicts of laws.

         6.8 SEVERABILITY. Should any one or more of the provisions of this Agreement be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be adversely affected or impaired thereby. The Parties shall endeavor in good faith to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as practicable to that of the invalid, illegal or unenforceable provisions.

         6.9 ATTORNEYS' FEES AND EXPENSES. In any Litigation arising out of, under or in connection with this Agreement in which one Party prevails over another Party, the reasonable attorneys' fees and expenses incurred by the prevailing Party in connection with such Litigation shall be paid for or reimbursed by the opposing Party or Parties in such Litigation.

         6.10 NO BENEFIT TO OTHERS. The representation, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the Parties and, in the case of Article 5 hereof, the other Indemnified Parties, and their respective heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other Persons.

         6.11 CONSTRUCTION. Nothing in any Schedule (including the Disclosure Schedule) attached hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule identifies the exception with particularity and describes the relevant facts in detail (and in terms of Liabilities, quantifies the amount thereof with specificity). Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein, unless the representation or warranty has to do with the existence of the document or other item itself. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

         6.12 EXPENSES. Except as otherwise provided herein, each of the Parties will bear such Party's own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that Seller has not paid any of the costs and expenses prior to the Closing of the Seller or any of the Seller Partner Parties (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby. The Seller also agrees that it has not paid any amount to any third party with respect to any of the costs and expenses of the Seller or any of the Seller Partner Parties (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

         6.13 FURTHER ASSURANCES. From time to time, at any Party's request and without further consideration (unless the requesting Party is entitled to indemnity therefor as provided herein), the other Parties will execute and deliver to the requesting Party such documents and take such other action as such Party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

         IN WITNESS WHEREOF, the Parties have executed this Agreement under seal effective as of the date first above written.

                                                     SELLER:


                                                     QUALITY PLUMBING & SEPTIC

Address:          7851 Lee Road                      By:  /s/ Ronda R. McMichael                          [SEAL]
                  Lithia Springs, GA 30057              --------------------------------------------------
                                                              Ronda R. McMichael, Authorized Partner


                                                     By:  /s/ Kevin J. Sullivan                           [SEAL]
                                                        --------------------------------------------------
                                                              Kevin J. Sullivan, Authorized Partner

                                                     SELLER PARTNER PARTIES


Address:          1639 Lee Road
                  Lithia Springs, GA 30122            /s/ Ronda R. McMichael                              [SEAL]
                                                     -----------------------------------------------------
                                                     Ronda R. McMichael

Address:          2041 Chestnutstart Drive
                  Lithia Springs, GA 30122            /s/ Kevin J. Sullivan                               [SEAL]
                                                     -----------------------------------------------------
                                                     Kevin J. Sullivan

Address:          1639 Lee Road
                  Lithia Springs, GA 30122            /s/ Forney L. McMichael                             [SEAL]
                                                     -----------------------------------------------------
                                                     Forney L. McMichael

                                                     BUYER:

                                                     BONE-DRY ENTERPRISES, INC.



Address:          4696 Oakdale Road                  By:  /s/ Terry White                               SEAL]
                  Smyrna, GA 30080                      -----------------------------------------------------
                                                     Name:
                                                          ---------------------------------------------------
                                                     Title:
                                                          ---------------------------------------------------


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